[CONFORMED COPY]









                             SMITHFIELD FOODS, INC.

                         CAROLINA FOOD PROCESSORS, INC.






                          OMNIBUS AMENDMENT AGREEMENT








                          Dated as of December 1, 1993






              $3,300,000 10.25% Secured Notes Due January 1, 1994
              $6,000,000 11.00% Secured Notes Due October 1, 1994
           $5,650,000 6.24% Senior Secured Notes Due November 1, 1998
               $15,000,000 9.80% Secured Notes Due August 1, 2003
              $15,000,000 10.75% Secured Notes Due August 1, 2005
              $20,000,000 9.85% Secured Notes Due November 1, 2006 $25,000,000 8.41% Senior Secured Notes Due February 1, 2013

                          OMNIBUS AMENDMENT AGREEMENT


        OMNIBUS AMENDMENT AGREEMENT (this "Agreement"), dated as of December 1, 1993, by and among SMITHFIELD FOODS, INC., a Delaware corporation (the "Guarantor"), CAROLINA FOOD PROCESSORS, INC., a Delaware corporation ("Carolina"), JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("John Hancock"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("MassMutual Life") and MML PENSION INSURANCE COMPANY ("MML Pension") (John Hancock, MassMutual and MML Pension herein sometimes referred to collectively as the "Noteholders").

SECTION 1.  PRELIMINARY STATEMENT.

        1.1. The Guarantor has entered into that certain Amendment and Restatement of Existing 10.25% Guaranty Agreement, dated as of December 27, 1978 (as in effect prior to the effectiveness of this Agreement, the "Existing 10.25% Guaranty Agreement," and, as amended by this Agreement, the "Amended 10.25% Guaranty Agreement"), pursuant to which the Guarantor guaranteed to John Hancock the Guarantied Obligations (as defined in the Existing 10.25% Guaranty Agreement).

        1.2. The Guarantor has entered into that certain Amendment and Restatement of Existing 11.00% Guaranty Agreement, dated as of September 24, 1979 (as in effect prior to the effectiveness of this Agreement, the "Existing 11.00% Guaranty Agreement," and, as amended by this Agreement, the "Amended 11.00% Guaranty Agreement"), pursuant to which the Guarantor guaranteed to MassMutual Life the Guarantied Obligations (as defined in the Existing 11.00% Guaranty Agreement).

        1.3. The Guarantor has entered into that certain Amendment and Restatement of Existing 12.75% Guaranty Agreement, dated as of August 10, 1983, reaffirmed as of November 1, 1993 with respect to the exchange by Gwaltney of Smithfield, Ltd. of its outstanding 12.75% Secured Notes Due August 1, 1994 for an equal aggregate amount of its 6.24% Senior Secured Notes Due November 1, 1998 (as in effect prior to the effectiveness of this Agreement, the "Existing 12.75% Guaranty Agreement," and, as amended by this Agreement, the "Amended 12.75% Guaranty Agreement"), pursuant to which the Guarantor guaranteed to John Hancock the Guarantied Obligations (as defined in the Existing 12.75% Guaranty Agreement).

        1.4. The Guarantor has entered into that certain Amendment and Restatement of Existing 9.80% Guaranty Agreement, dated as of July 29, 1988 (as in effect prior to the effectiveness of this Agreement, the "Existing 9.80% Guaranty Agreement," and, as amended by this Agreement, the "Amended 9.80% Guaranty Agreement"), pursuant to which the Guarantor guaranteed to John Hancock the Guarantied Obligations (as defined in the Existing 9.80% Guaranty Agreement).

        1.5. The Guarantor has entered into that certain Amendment and Restatement of Existing 10.75% Guaranty Agreement, dated as of August 6, 1990 (as in effect prior to the effectiveness of this Agreement, the "Existing 10.75% Guaranty Agreement," and, as amended by this Agreement, the "Amended 10.75% Guaranty Agreement"), pursuant to which the Guarantor guaranteed to John Hancock the Guarantied Obligations (as defined in the Existing 10.75% Guaranty Agreement).

        1.6. The Guarantor has entered into that certain Amendment and Restatement of Existing 9.85% Guaranty Agreement, dated as of October 31, 1991 (as in effect prior to the effectiveness of this Agreement, the "Existing 9.85% Guaranty Agreement," and, as amended by this Agreement, the "Amended 9.85% Guaranty Agreement"), pursuant to which the Guarantor guaranteed to John Hancock the Guarantied Obligations (as defined in the Existing 9.85% Guaranty Agreement).

        1.7. The Guarantor and Carolina have entered into separate Note Purchase Agreements, each dated as of January 15, 1993 (collectively, as in effect prior to the effectiveness of this Agreement, the "Existing 8.41% Note Agreement," and, as amended by this Agreement, the "Amended 8.41% Note Agreement"), pursuant to which Carolina issued and sold to the Noteholders and the Noteholders purchased from Carolina an aggregate principal amount of Twenty Five Million Dollars ($25,000,000) of Carolina's 8.41% Senior Secured Notes Due February 1, 2013, and the Guarantor guaranteed to each of the Noteholders the Guarantied Obligations (as defined in the Existing 8.41% Note Agreement).

        1.8. The Existing 10.25% Guaranty Agreement, the Existing 11.00% Guaranty Agreement, the Existing 12.75% Guaranty Agreement, the Existing 9.80% Guaranty Agreement, the Existing 10.75% Guaranty Agreement, the Existing 9.85% Guaranty Agreement and the Existing 8.41% Note Agreement are collectively referred to herein as the "Existing Agreements." The Amended 10.25% Guaranty Agreement, the Amended 11.00% Guaranty Agreement, the Amended 12.75% Guaranty Agreement, the Amended 9.80% Guaranty Agreement, the Amended 10.75% Guaranty Agreement, the Amended 9.85% Guaranty Agreement and the Amended 8.41% Note Agreement are collectively referred to herein as the "Amended Agreements."

        1.9. The Noteholders desire to amend certain provisions of the Existing Agreements as set forth herein.

        1.10. The terms used in Exhibit A1, Exhibit A2, Exhibit A3, Exhibit A4, Exhibit A5, Exhibit A6 and Exhibit A7 hereto and not defined therein shall have the meanings assigned to them in the respective Existing Agreement which such Exhibit purports to amend.

SECTION 2.       AMENDMENTS.

        2.1. Amendments to Existing Agreements. Each of the Guarantor, Carolina, and, subject to the satisfaction of the conditions set forth in
Section 4 hereof, the Noteholders hereby consents and agrees to the amendments to the Existing Agreement to which it is a party, as set forth in Exhibit A1, Exhibit A2, Exhibit A3, Exhibit A4, Exhibit A5, Exhibit A6 and Exhibit A7 to this Agreement, respectively. Each such amendment is incorporated herein by reference as if set forth verbatim in this Agreement. Notwithstanding the foregoing, (i) at the request of any of the Noteholders or the Guarantor or Carolina, each of the parties to each of the Amended Agreements will set forth in a separate instrument their respective agreements to the amendments to each of the Existing Agreements as set forth herein and (ii) each of the Guarantor, Carolina and the Noteholders acknowledges and agrees that each of the Amended Agreements are, and shall remain, separate and independent agreements between the Guarantor on the one hand and the respective Noteholder on the other hand who were parties to the Existing Agreement or, with respect to the Existing 8.41% Note Agreement, separate and independent agreements among the Guarantor and Carolina on the one hand and the respective Noteholder on the other hand who were parties to the Existing 8.41% Note Agreement.

        2.2. Effect of Amendments. Except as expressly provided herein, (i) no terms or provisions of any agreement are modified or changed by this Agreement, (ii) the terms of this Agreement shall not operate as a waiver by the Noteholders of, or otherwise prejudice the Noteholders' rights, remedies or powers under, any of the Existing Agreements or under any applicable law and
(iii) the terms and provisions of the Existing Agreements shall continue in full force and effect, including, without limitation, the cross-default provisions, as affected by this Agreement.

        2.3. Affirmation of Obligations. The Guarantor hereby acknowledges and affirms all of its obligations under the terms of the Amended Agreements.

SECTION 3.  WARRANTIES AND REPRESENTATIONS.

        To induce the Noteholders to enter into this Agreement, each of the Guarantor and Carolina warrants and represents to the Noteholders that as of the Effective Date (as hereinafter defined):

        3.1. Organization, Existence and Authority. The Guarantor and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Guarantor and Carolina has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        3.2. Litigation. There are no proceedings pending, or to the knowledge of the Guarantor threatened, against or affecting the Guarantor or any Subsidiary or any of their respective Properties in any court or before any governmental authority or arbitration board or tribunal which, either individually or in the aggregate, would conflict with or interfere with the ability of the Guarantor or Carolina to execute and deliver this Agreement and to perform their respective obligations hereunder and under the Amended Agreements.

        3.3. Authorization, Execution and Enforceability. The execution and delivery by the Guarantor and Carolina of this Agreement and the performance of their respective obligations hereunder and under the Amended Agreements have been duly authorized by all necessary action on the part of the Guarantor and Carolina. This Agreement constitutes a valid and binding obligation of the Guarantor and Carolina, enforceable in accordance with its terms, except that the enforceability hereof may be:

                 (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

                 (b)     subject to the availability of equitable remedies.

        3.4. No Conflicts, etc. Neither the execution and delivery by the Guarantor or Carolina of this Agreement, nor the performance by the Guarantor or Carolina of their respective obligations hereunder, conflicts with, results in any breach in any of the provisions of, constitutes a default under, violates or, except for the Liens granted to, or for the benefit of, any Noteholder, results in the creation of any Lien upon any Property of the Guarantor or Carolina under the provisions of:

                 (a) any charter document, agreement with shareholders or bylaws of the Guarantor or Carolina;

                 (b) any agreement, instrument or conveyance to which the Guarantor or Carolina or any of their respective Properties may be bound or affected; or

                 (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Guarantor or Carolina or any of their respective Properties may be bound or affected.

        3.5. Governmental Consent. Neither the execution and delivery by the Guarantor and Carolina of this Agreement nor the performance by the Guarantor and Carolina of their respective obligations hereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Guarantor or Carolina as a condition thereto under the circumstances and conditions contemplated by this Agreement.

        3.6. Existence of Defaults. No event has occurred and no condition exists which would constitute a Default or an Event of Default (as such terms are defined in each of the Existing Agreements), and no event has occurred and no condition exists which would constitute a Default or an Event of Default under any of the Amended Agreements.

SECTION 4.  CONDITIONS PRECEDENT.

        The amendments of the Existing Agreements shall become effective on December 28, 1993 (the "Effective Date"), if and when, and only if and when, all of the following conditions precedent shall have been satisfied on or before the Effective Date:

        4.1. No Default; Representations And Warranties True. No Default or Event of Default (as such terms are defined in each of the Amended Agreements) shall exist; the warranties and representations set forth in Section 3 of this Agreement shall be true and correct on the Effective Date; and the Noteholders shall have received a certificate, substantially in the form of Exhibit B hereto, from each of the Guarantor and Carolina, dated the Effective Date and signed by two officers of each of the Guarantor and Carolina, to such effect and certifying that all of the conditions specified in this Section 4 have been satisfied and to such other matters as the Noteholders may reasonably request.

        4.2. Authorization of Transactions. Each of the Guarantor and Carolina shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement and each of the other documents and instruments executed and delivered in connection herewith and the performance of all obligations of, and the satisfaction of all conditions pursuant to this Section 4 by, and the consummation of all transactions contemplated by this Agreement by, the Guarantor or Carolina, as applicable.

        4.3. Expenses. The Guarantor shall have paid all costs and expenses of the Noteholders relating to this Agreement in accordance with Section 6.4 hereof.

        4.4. Proceedings Satisfactory. All proceedings taken in connection with this Agreement and all documents and papers relating hereto shall be satisfactory to the Noteholders and their special counsel. The Noteholders and their special counsel shall have received copies of such documents and papers (whether or not specifically referred to above in this Section 4) as they may reasonably request in connection therewith, in form and substance satisfactory to them.

SECTION 5.  INTERPRETATION OF THIS AGREEMENT.

        5.1. Terms Defined. As used in this Agreement, the following terms have the respective meanings specified below (such definitions, unless otherwise provided, to be equally applicable to both the singular and the plural forms of the terms defined):

        Agreement, this -- means this Omnibus Amendment Agreement, as it may be amended from time to time.

        Amended Agreements -- has the meaning assigned to such term in Section
1.8 hereof.

        Amended 8.41% Note Agreement -- has the meaning assigned to such term in
Section 1.7 hereof.

        Amended 11.00% Guaranty Agreement -- has the meaning assigned to such term in Section 1.2 hereof.

        Amended 9.80% Guaranty Agreement -- has the meaning assigned to such term in Section 1.4 hereof.

        Amended 9.85% Guaranty Agreement -- has the meaning assigned to such term in Section 1.6 hereof.

        Amended 10.25% Guaranty Agreement -- has the meaning assigned to such term in Section 1.1 hereof.

        Amended 10.75% Guaranty Agreement -- has the meaning assigned to such term in Section 1.5 hereof.

        Amended 12.75% Guaranty Agreement -- has the meaning assigned to such term in Section 1.3 hereof.

        Carolina -- has the meaning assigned to such term in the introductory paragraph hereof.

        Effective Date -- has the meaning assigned to such term in Section 4 hereof.

        Existing Agreements -- has the meaning assigned to such term in Section
1.8 hereof.

        Existing 8.41% Note Agreement -- has the meaning assigned to such term in Section 1.7 hereof.

        Existing 11.00% Guaranty Agreement -- has the meaning assigned to such term in Section 1.2 hereof.

        Existing 9.80% Guaranty Agreement -- has the meaning assigned to such term in Section 1.4 hereof.

        Existing 9.85% Guaranty Agreement -- has the meaning assigned to such term in Section 1.6 hereof.

        Existing 10.25% Guaranty Agreement -- has the meaning assigned to such term in Section 1.1 hereof.

        Existing 10.75% Guaranty Agreement -- has the meaning assigned to such term in Section 1.5 hereof.

        Existing 12.75% Guaranty Agreement -- has the meaning assigned to such term in Section 1.3 hereof.

        Guarantor -- has the meaning assigned to such term in the introductory paragraph hereof.

        John Hancock -- has the meaning assigned to such term in the introductory paragraph hereof.

        Lien -- has the meaning assigned to such term in each of the Existing Agreements.

        Mass Mutual Life -- has the meaning assigned to such term in the introductory paragraph hereof.

        MML Pension -- has the meaning assigned to such term in the introductory paragraph hereof.

        Noteholders -- has the meaning assigned to such term in the introductory paragraph hereof.

        Property -- has the meaning assigned to such term in each of the Existing Agreements.

        5.2. Section Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder," and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

SECTION 6.  MISCELLANEOUS.

        6.1. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of notes guaranteed by the related Amended Agreement and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by any Noteholder or its successors or assigns. Notwithstanding the foregoing, neither the Guarantor nor Carolina shall not assign its rights or delegate its obligations under the Amended Agreements.

        6.2. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO ANY CONFLICTS-OF-LAW PRINCIPLES).

        6.3. Waivers and Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto. The terms and provisions of the Amended Agreements may be further amended or modified in accordance with the provisions of the Amended Agreements.

        6.4. Costs and Expenses. On the Effective Date, the Guarantor will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders' special counsel presented to the Guarantor on the Effective Date. The Guarantor will also pay, upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of the Noteholders' special counsel rendered after the Effective Date in connection with this Agreement.

        6.5. Duplicate Originals, Execution in Counterpart. Two or more originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

        6.6. Entire Agreement. This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

   [Remainder of page intentionally left blank; next page is signature page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                           SMITHFIELD FOODS, INC.



                                           By:       /s/ Aaron D. Trub
                                               Name: Aaron D. Trub
                                               Title: Vice President, Secretary
                                                      & Treasurer

                                           CAROLINA FOOD PROCESSORS, INC.



                                           By:       /s/ Aaron D. Trub
                                               Name: Aaron D. Trub
                                               Title: Secretary/Treasurer


JOHN HANCOCK MUTUAL LIFE INSURANCE
  COMPANY



By:       /s/ Jay M. Swanson
   Name: Jay M. Swanson
   Title: Second Vice President


MASSACHUSETTS MUTUAL LIFE INSURANCE
  COMPANY



By:       /s/ Richard  C. Morrison
   Name: Richard C. Morrison
   Title: Vice President


MML PENSION INSURANCE COMPANY



By:       /s/ Richard C. Morrison
   Name: Richard C. Morrison
   Title: Investment Officer

                                                                   EXHIBIT A1



                AMENDMENT TO EXISTING 10.25% GUARANTY AGREEMENT



        1. Amendment to Section 2.6(a). Section 2.6 of the Existing 10.25% Guaranty Agreement is hereby amended by adding the following sentence at the end of clause (a):

        "During the period of October 3, 1993 through May 1, 1994, the Guarantor will not, and will not permit any Subsidiary to, incur any Funded Debt other than (i) up to Three Million Two Hundred Thousand Dollars ($3,200,000) pursuant to the Master Lease Agreement dated May 14, 1993 between General Electric Capital Corporation and Brown's of Carolina, Inc. and (ii) the Guaranty by the Guarantor of an amount no greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in connection with a new hog production venture between Brown's of Carolina, Inc. and Fishing Creek Farm, Inc., so long as after giving effect to such Guaranty, the Guarantor represents in writing to each of the holders of the Notes that its good faith projection of Consolidated Fixed Charges for the three hundred sixty five (365) day period commencing on the date such Guaranty is incurred is not greater than actual Consolidated Fixed Charges for the three hundred sixty five (365) day period ending on such date such Guaranty is incurred."


        2. Amendment to Section 2.8. Section 2.8 of the Existing 10.25% Guaranty Agreement is hereby amended to read in its entirety as follows:

                 "The Guarantor will not at any time permit Consolidated
                 Tangible Net Worth to be   less than the result of

                         (a) One Hundred Million Dollars ($100,000,000), plus

                         (b)     the greater of

                                 (i)      Zero Dollars ($0) and

                                 (ii)     fifty percent (50%) of the sum of
                                 Consolidated Net Income for each fiscal year ended during the period beginning on May 3, 1993 and ended at such time (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (ii) for such fiscal year shall be zero)."

        3. Amendment to Section 2.9. Section 2.9 of the Existing 10.25% Guaranty Agreement is hereby amended to read in its entirety as follows:

                 "The Guarantor will not at any time permit Consolidated Net
Income Available for   Fixed Charges for the period of eight (8) consecutive
fiscal quarters then most recently ended to be less than the percentage of Consolidated Fixed Charges for such period as set forth in the following table:


    If such period ends                 Percentage of Consolidated Fixed
                                            Charges for such period
on or before October 30, 1994                        150%
  after October 30, 1994                             200%

                                                                    EXHIBIT A2



                AMENDMENT TO EXISTING 11.00% GUARANTY AGREEMENT



        1. Amendment to Section 2.6(a). Section 2.6 of the Existing 11.00% Guaranty Agreement is hereby amended by adding the following sentence at the end of clause (a):

        "During the period of October 3, 1993 through May 1, 1994, the Guarantor will not, and will not permit any Subsidiary to, incur any Funded Debt other than (i) up to Three Million Two Hundred Thousand Dollars ($3,200,000) pursuant to the Master Lease Agreement dated May 14, 1993 between General Electric Capital Corporation and Brown's of Carolina, Inc. and (ii) the Guaranty by the Guarantor of an amount no greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in connection with a new hog production venture between Brown's of Carolina, Inc. and Fishing Creek Farm, Inc., so long as after giving effect to such Guaranty, the Guarantor represents in writing to each of the holders of the Notes that its good faith projection of Consolidated Fixed Charges for the three hundred sixty five (365) day period commencing on the date such Guaranty is incurred is not greater than actual Consolidated Fixed Charges for the three hundred sixty five (365) day period ending on such date such Guaranty is incurred."


        2. Amendment to Section 2.8. Section 2.8 of the Existing 11.00% Guaranty Agreement is hereby amended to read in its entirety as follows:

                 "The Guarantor will not at any time permit Consolidated
                 Tangible Net Worth to be   less than the result of

                         (a) One Hundred Million Dollars ($100,000,000), plus

                         (b)     the greater of

                                 (i)      Zero Dollars ($0) and

                                 (ii)     fifty percent (50%) of the sum of
                                 Consolidated Net Income for each fiscal year ended during the period beginning on May 3, 1993 and ended at such time (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (ii) for such fiscal year shall be zero)."

        3. Amendment to Section 2.9. Section 2.9 of the Existing 11.00% Guaranty Agreement is hereby amended to read in its entirety as follows:

        "The Guarantor will not at any time permit Consolidated Net Income Available for Fixed Charges for the period of eight (8) consecutive fiscal quarters then most recently ended to be less than the percentage of Consolidated Fixed Charges for such period as set forth in the following table:

    If such period ends                 Percentage of Consolidated Fixed
                                            Charges for such period
on or before October 30, 1994                        150%
  after October 30, 1994                             200%

                                                                   EXHIBIT A3



                AMENDMENT TO EXISTING 12.75% GUARANTY AGREEMENT



        1. Amendment to Section 2.6(a). Section 2.6 of the Existing 12.75% Guaranty Agreement is hereby amended by adding the following sentence at the end of clause (a):

        "During the period of October 3, 1993 through May 1, 1994, the Guarantor will not, and will not permit any Subsidiary to, incur any Funded Debt other than (i) up to Three Million Two Hundred Thousand Dollars ($3,200,000) pursuant to the Master Lease Agreement dated May 14, 1993 between General Electric Capital Corporation and Brown's of Carolina, Inc. and (ii) the Guaranty by the Guarantor of an amount no greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in connection with a new hog production venture between Brown's of Carolina, Inc. and Fishing Creek Farm, Inc., so long as after giving effect to such Guaranty, the Guarantor represents in writing to each of the holders of the Notes that its good faith projection of Consolidated Fixed Charges for the three hundred sixty five (365) day period commencing on the date such Guaranty is incurred is not greater than actual Consolidated Fixed Charges for the three hundred sixty five (365) day period ending on such date such Guaranty is incurred."


        2. Amendment to Section 2.8. Section 2.8 of the Existing 12.75% Guaranty Agreement is hereby amended to read in its entirety as follows:

                 "The Guarantor will not at any time permit Consolidated
                 Tangible Net Worth to be   less than the result of

                         (a) One Hundred Million Dollars ($100,000,000), plus

                         (b)     the greater of

                                 (i)      Zero Dollars ($0) and

                                 (ii)     fifty percent (50%) of the sum of
                                 Consolidated Net Income for each fiscal year ended during the period beginning on May 3, 1993 and ended at such time (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (ii) for such fiscal year shall be zero)."

        3. Amendment to Section 2.9. Section 2.9 of the Existing 12.75% Guaranty Agreement is hereby amended to read in its entirety as follows:

        "The Guarantor will not at any time permit Consolidated Net Income Available for Fixed Charges for the period of eight (8) consecutive fiscal quarters then most recently ended to be less than the percentage of Consolidated Fixed Charges for such period as set forth in the following table:


    If such period ends                 Percentage of Consolidated Fixed
                                            Charges for such period
on or before October 30, 1994                        150%
  after October 30, 1994                             200%

                                                                   EXHIBIT A4



                 AMENDMENT TO EXISTING 9.80% GUARANTY AGREEMENT



        1. Amendment to Section 2.6(a). Section 2.6 of the Existing 9.80% Guaranty Agreement is hereby amended by adding the following sentence at the end of clause (a):

        "During the period of October 3, 1993 through May 1, 1994, the Guarantor will not, and will not permit any Subsidiary to, incur any Funded Debt other than (i) up to Three Million Two Hundred Thousand Dollars ($3,200,000) pursuant to the Master Lease Agreement dated May 14, 1993 between General Electric Capital Corporation and Brown's of Carolina, Inc. and (ii) the Guaranty by the Guarantor of an amount no greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in connection with a new hog production venture between Brown's of Carolina, Inc. and Fishing Creek Farm, Inc., so long as after giving effect to such Guaranty, the Guarantor represents in writing to each of the holders of the Notes that its good faith projection of Consolidated Fixed Charges for the three hundred sixty five (365) day period commencing on the date such Guaranty is incurred is not greater than actual Consolidated Fixed Charges for the three hundred sixty five (365) day period ending on such date such Guaranty is incurred."


        2. Amendment to Section 2.8. Section 2.8 of the Existing 9.80% Guaranty Agreement is hereby amended to read in its entirety as follows:

                 "The Guarantor will not at any time permit Consolidated
                 Tangible Net Worth to be   less than the result of

                         (a) One Hundred Million Dollars ($100,000,000), plus

                         (b)     the greater of

                                 (i)      Zero Dollars ($0) and

                                 (ii)     fifty percent (50%) of the sum of
                                 Consolidated Net Income for each fiscal year ended during the period beginning on May 3, 1993 and ended at such time (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (ii) for such fiscal year shall be zero)."

        3. Amendment to Section 2.9. Section 2.9 of the Existing 9.80% Guaranty Agreement is hereby amended to read in its entirety as follows:

        "The Guarantor will not at any time permit Consolidated Net Income Available for Fixed Charges for the period of eight (8) consecutive fiscal quarters then most recently ended to be less than the percentage of Consolidated Fixed Charges for such period as set forth in the following table:


    If such period ends                 Percentage of Consolidated Fixed
                                            Charges for such period
on or before October 30, 1994                        150%
  after October 30, 1994                             200%

                                                                  EXHIBIT A5



                AMENDMENT TO EXISTING 10.75% GUARANTY AGREEMENT



        1. Amendment to Section 2.6(a). Section 2.6 of the Existing 10.75% Guaranty Agreement is hereby amended by adding the following sentence at the end of clause (a):

        "During the period of October 3, 1993 through May 1, 1994, the Guarantor will not, and will not permit any Subsidiary to, incur any Funded Debt other than (i) up to Three Million Two Hundred Thousand Dollars ($3,200,000) pursuant to the Master Lease Agreement dated May 14, 1993 between General Electric Capital Corporation and Brown's of Carolina, Inc. and (ii) the Guaranty by the Guarantor of an amount no greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in connection with a new hog production venture between Brown's of Carolina, Inc. and Fishing Creek Farm, Inc., so long as after giving effect to such Guaranty, the Guarantor represents in writing to each of the holders of the Notes that its good faith projection of Consolidated Fixed Charges for the three hundred sixty five (365) day period commencing on the date such Guaranty is incurred is not greater than actual Consolidated Fixed Charges for the three hundred sixty five (365) day period ending on such date such Guaranty is incurred."


        2. Amendment to Section 2.8. Section 2.8 of the Existing 10.75% Guaranty Agreement is hereby amended to read in its entirety as follows:

                 "The Guarantor will not at any time permit Consolidated Tangible Net Worth to be less than the result of

                         (a) One Hundred Million Dollars ($100,000,000), plus

                         (b)     the greater of

                                 (i)      Zero Dollars ($0) and

                                 (ii)     fifty percent (50%) of the sum of
                                 Consolidated Net Income for each fiscal year ended during the period beginning on May 3, 1993 and ended at such time (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (ii) for such fiscal year shall be zero)."

        3. Amendment to Section 2.9. Section 2.9 of the Existing 10.75% Guaranty Agreement is hereby amended to read in its entirety as follows:

        "The Guarantor will not at any time permit Consolidated Net Income Available for Fixed Charges for the period of eight (8) consecutive fiscal quarters then most recently ended to be less than the percentage of Consolidated Fixed Charges for such period as set forth in the following table:


    If such period ends                 Percentage of Consolidated Fixed
                                            Charges for such period
on or before October 30, 1994                        150%
  after October 30, 1994                             200%

                                                                   EXHIBIT A6



                 AMENDMENT TO EXISTING 9.85% GUARANTY AGREEMENT



        1. Amendment to Section 2.6(a). Section 2.6 of the Existing 9.85% Guaranty Agreement is hereby amended by adding the following sentence at the end of clause (a):

        "During the period of October 3, 1993 through May 1, 1994, the Guarantor will not, and will not permit any Subsidiary to, incur any Funded Debt other than (i) up to Three Million Two Hundred Thousand Dollars ($3,200,000) pursuant to the Master Lease Agreement dated May 14, 1993 between General Electric Capital Corporation and Brown's of Carolina, Inc. and (ii) the Guaranty by the Guarantor of an amount no greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in connection with a new hog production venture between Brown's of Carolina, Inc. and Fishing Creek Farm, Inc., so long as after giving effect to such Guaranty, the Guarantor represents in writing to each of the holders of the Notes that its good faith projection of Consolidated Fixed Charges for the three hundred sixty five (365) day period commencing on the date such Guaranty is incurred is not greater than actual Consolidated Fixed Charges for the three hundred sixty five (365) day period ending on such date such Guaranty is incurred."


        2. Amendment to Section 2.8. Section 2.8 of the Existing 9.85% Guaranty Agreement is hereby amended to read in its entirety as follows:

                 "The Guarantor will not at any time permit Consolidated
                 Tangible Net Worth to be   less than the result of

                         (a) One Hundred Million Dollars ($100,000,000), plus

                         (b)     the greater of

                                 (i)      Zero Dollars ($0) and

                                 (ii)     fifty percent (50%) of the sum of
                                 Consolidated Net Income for each fiscal year ended during the period beginning on May 3, 1993 and ended at such time (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (ii) for such fiscal year shall be zero)."

        3. Amendment to Section 2.9. Section 2.9 of the Existing 9.85% Guaranty Agreement is hereby amended to read in its entirety as follows:

        "The Guarantor will not at any time permit Consolidated Net Income Available for Fixed Charges for the period of eight (8) consecutive fiscal quarters then most recently ended to be less than the percentage of Consolidated Fixed Charges for such period as set forth in the following table:


    If such period ends                 Percentage of Consolidated Fixed
                                            Charges for such period
on or before October 30, 1994                        150%
  after October 30, 1994                             200%

                                                                   EXHIBIT A7



                   AMENDMENT TO EXISTING 8.41% NOTE AGREEMENT



        1. Amendment to Section 7.8(b). Section 7.8 of the Existing 8.41% Note Agreement is hereby amended by adding the following sentence at the end of clause (b):

        "During the period of October 3, 1993 through May 1, 1994, the Guarantor will not, and will not permit any Subsidiary to, incur any Funded Debt other than (i) up to Three Million Two Hundred Thousand Dollars ($3,200,000) pursuant to the Master Lease Agreement dated May 14, 1993 between General Electric Capital Corporation and Brown's of Carolina, Inc. and (ii) the Guaranty by the Guarantor of an amount no greater than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in connection with a new hog production venture between Brown's of Carolina, Inc. and Fishing Creek Farm, Inc., so long as after giving effect to such Guaranty, the Guarantor represents in writing to each of the holders of the Notes that its good faith projection of Consolidated Fixed Charges for the three hundred sixty five (365) day period commencing on the date such Guaranty is incurred is not greater than actual Consolidated Fixed Charges for the three hundred sixty five (365) day period ending on such date such Guaranty is incurred."


        2. Amendment to Section 7.10. Clause (b) of Section 7.10 of the Existing 8.41% Note Agreement is hereby amended to read in its entirety as follows:

                 "(b)    Consolidated Net Worth.  The Guarantor will not at any
         time permit Consolidated Tangible Net Worth to be less than the result of

                         (a) One Hundred Million Dollars ($100,000,000), plus

                         (b)     the greater of

                                 (i)      Zero Dollars ($0) and

                                 (ii)     fifty percent (50%) of the sum of
                                 Consolidated Net Income for each fiscal year ended during the period beginning on May 3, 1993 and ended at such time (unless Consolidated Net Income shall be a loss in any fiscal year, in which event the amount determined pursuant to this clause (ii) for such fiscal year shall be zero)."

        3. Amendment to Section 7.11. Section 7.11 of the Existing 8.41% Note Agreement is hereby amended to read in its entirety as follows:

        "The Guarantor will not at any time permit Consolidated Net Income Available for Fixed Charges for the period of eight (8) consecutive fiscal quarters then most recently ended to be less than the percentage of Consolidated Fixed Charges for such period as set forth in the following table:


    If such period ends                 Percentage of Consolidated Fixed
                                            Charges for such period
on or before October 30, 1994                        150%
  after October 30, 1994                             200%

                                                                 EXHIBIT B

                        [FORM OF OFFICERS' CERTIFICATE]

            [SMITHFIELD FOODS, INC./CAROLINA FOOD PROCESSORS, INC.]
                            CERTIFICATE OF OFFICERS


        We, ____________ and ____________, each hereby certify that we are, respectively, the ____________ and the ____________ of [SMITHFIELD FOODS, INC./CAROLINA FOOD PROCESSORS, INC.], a Delaware corporation (the "Company"), and that, as such, we have access to its corporate records and are familiar with the matters herein certified, and we are authorized to execute and deliver this certificate in the name and on behalf of the Company, and that:

        1. This certificate is being delivered pursuant to Section 4.1 of the Omnibus Amendment Agreement dated as of December 1, 1993 (the "Agreement"), among the Company, [Smithfield Foods, Inc./Carolina Food Processors, Inc.] and each of John Hancock Mutual Life Insurance Company, Massachusetts Mutual Life Insurance Company and MML Pension Insurance Company. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Agreement.

        2. No event has occurred and no condition exists that would constitute a Default or an Event of Default (as such terms are defined in each of the Amended Agreements) upon the effectiveness of each of the Amended Agreements.

        3. The warranties and representations set forth in Section 3 of the Agreement are true and correct on the date hereof with the same effect as though made at and as of the date hereof.

        4. All of the conditions specified in Section 4 of the Agreement required to be complied with by the Company on or before the Effective Date have been satisfied on or before the date hereof.

        IN WITNESS WHEREOF, we have executed this certificate in the name and on behalf of the Company on December [__], 1993.

                                          [SMITHFIELD FOODS, INC./CAROLINA
                                          FOOD PROCESSORS, INC.]



                                          By:________________________________
                                                         Name:



                                          By:________________________________
                                                          Name: